SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 7, 2006
NISOURCE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)
801 East 86th Avenue,
Merrillville, Indiana 46410
(877) 647-5990
(Address and Telephone Number
of Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Effective March 7, 2006, the Officer Nomination and Compensation Committee of the NiSource Inc. (the “Company”) Board of Directors approved the financial goals for the 2006 NiSource Inc. Corporate Incentive Plan. The measure used to determine the funding of an incentive pool will be earnings per share from net operating earnings for the year ended December 31, 2006, after accounting for the cost of the incentive pool and assuming normal weather as reflected in the Company’s 2006 financial plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: March 13, 2006	By:	/s/ Jeffrey W. Grossman
Jeffrey W. Grossman
Vice President and Controller